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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-4 of Remington Oil and Gas Corporation (formerly Box Energy Corporation) of our report dated March 5, 1996, except for the thirteenth paragraph of Note 1 as to which the date is March 27, 1998, on our audit of the financial statements of Remington Oil and Gas Corporation for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                            PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
August 14, 1998